Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

iCAD, Inc.

Nashua, New Hampshire

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2018, relating to the consolidated financial statements of iCAD, Inc. and subsidiaries as of December 31, 2017, appearing in the iCAD, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

January 31, 2019